                            2001 STOCK INCENTIVE PLAN
                              OF LENDINGTREE, INC.
                            (REVISED AUGUST 23, 2001)

1.       PURPOSE AND TYPES OF AWARDS

         The purpose of the 2001 Stock Incentive Plan of LendingTree, Inc. (the "Plan") is to promote the long-term growth and profitability of LendingTree, Inc. (the "Company") by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility.

         The Plan permits the granting of Options (including Incentive Stock Options), Restricted Stock, Phantom Stock Units, Stock Bonuses and Other Stock-Based Awards.

2.       DEFINITIONS

         Under the Plan, except where the context otherwise indicates, the following definitions apply:

         (a) "Affiliate" shall mean any entity, whether now or hereafter existing, that controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, "control" shall mean ownership of 50% or more of the voting power of the entity.

         (b) "Award" shall mean any Option, Restricted Stock, Phantom Stock Unit, Stock Bonus or Other Award granted under the Plan.

         (c) "Award Agreement" shall mean a written agreement between the Company and a Grantee memorializing the terms and conditions of an Award granted pursuant to the Plan.

         (d)      "Board" shall mean the board of directors of the Company.

         (e) "Cause" shall mean, unless the Grantee is a party to a written employment agreement with the Company or an affiliate which contains a definition of "cause," "termination for cause" or any other similar term or phrase, in which case "Cause" shall have the meaning set forth in such agreement: (i) any substantiated act by the Grantee involving dishonesty or bad faith against the Company or an affiliate, or any act or omission that demonstrates a lack of integrity of Grantee with respect to the Company or an affiliate; (ii) the Grantee engaging in acts or omissions that demonstrably and materially injure the business and affairs of the Company or an affiliate, monetarily or otherwise; (iii) a breach or threatened breach by the Grantee of any non-competition or confidentiality agreement entered into between Grantee and the Company or its affiliate; (iv) the chronic use of alcohol, drugs or other similar substances affecting the Grantee's work performance; or (v) the Grantee being convicted of, or pleading guilty or no lo contendere to, or being indicted for a felony or other crime involving theft, fraud or moral turpitude. The good faith determination by the Committee of whether a Grantee's employment or service relationship was terminated by the Company for `Cause' shall be final and binding for all purposes hereunder.

         (f) "Change in Control" shall mean (i) the acquisition by any Person of shares of the Company's stock representing more than 50.0% of the total voting power of the Company; (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; (iii) any merger, share exchange, consolidation or other reorganization or business combination in which the Company is not the surviving or continuing corporation or in which the Company's stockholders do not control greater than 50.0% of the voting power of the surviving or continuing corporation, or in which the Company's stockholders become entitled to receive cash, securities of the Company other than voting common stock, or securities of another issuer; or (v) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50.0% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

         (g) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

         (h) "Committee" shall mean the Board or committee of Board members appointed pursuant to Section 3 to administer the Plan.

         (i) "Common Stock" shall mean shares of the Company's common stock, par value one cent ($0.01) per share.

         (j) "Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Committee may require such proof of Disability as the Committee in its sole discretion deems appropriate and the Committee's determination as to whether Grantee is Disabled shall be final and binding on all parties concerned.

         (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (l) "Fair Market Value" of a share of the Common Stock for any purpose on a particular date shall be determined in a manner such as the Committee shall in good faith determine to be appropriate; provided, however, that in the case of Incentive Stock Options, the determination of Fair Market Value shall be made by the Committee in good faith in conformance with the Treasury Regulations under Section 422 of the Code.

         (m) "Grant Date" shall mean the date on which the Committee formally acts to grant an Award to a Grantee or such other date as the Committee shall so designate at the time of taking such formal action.

         (n) "Grantee" shall mean a person granted an Award pursuant to the Plan.

         (o) "Incentive Stock Option" shall mean an Option that is an 'Incentive Stock Option' within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

         (p) "Issue Date" shall mean the date established by the Committee on which certificates representing Restricted Stock shall be issued by the Company pursuant to the terms of Section 7(a).

         (q) "Non-Qualified Option" shall mean an Option other than an Incentive Stock Option.

         (r) "Option" shall mean an option to purchase Common Stock granted pursuant to Section 6.

         (s) "Other Stock-Based Award" shall mean an award granted pursuant to Section 10.

         (t) "Outside Director" shall mean each Director who is not an employee or executive officer of the Company.

         (u) "Parent" shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of 'parent corporation' provided in Section 424(e) of the Code, or any successor thereto of similar import.

         (v) "Performance Goals" shall mean performance goals determined by the Committee in its sole discretion. Such goals may be based on one or more or none of the following criteria: (i) pre-tax income or after-tax income, (ii) operating profit, (iii) return on equity, assets, capital or investment, (iv) earnings or book value per share, (v) sales or revenues, (vi) operating expenses, (vii) Common Stock price appreciation; (viii) implementation or completion of critical projects or processes; (ix) increase in the volume of qualification forms completed or submitted, which goals may be expressed in terms of absolute numbers and/or as a percentage increase; (x) comparison of actual performance during a performance period against budget for such period; (xi) increase in the number of loans closed, which increase may be measured by type(s) of loan or in the aggregate; (xii) growth of revenue, which growth may be expressed in terms of absolute numbers and/or as a percentage increase; or (xiii) reductions in expenses, which reductions may be expressed in terms of absolute numbers and/or as a percentage decrease; provided that with respect to clauses (xi) through (xiii), such achievement may be measured against budget for the same period. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and a maximum level of performance at which full vesting will occur. Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

         (w) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include: (i) the Company or any of its subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

         (x)      "Phantom Stock" shall mean the right, granted pursuant to
                  Section 8, to receive in cash or shares the Fair Market Value of a share of Common Stock.

         (y) "Restricted Stock" shall mean a share of Common Stock which is granted pursuant to the terms of Section 7 and which is subject to the restrictions set forth in Section 7(c).

         (z) "Retirement" shall mean termination of a Grantee's employment or service, other than for Cause, on or after attainment of age 65.

         (aa) "Rule 16b-3" shall mean Rule 16b-3 as in effect under the Exchange Act on the effective date of the Plan, or any successor provision prescribing conditions necessary to exempt the issuance of securities under the Plan (and further transactions in such securities) from Section 16(b) of the Exchange Act.

         (bb) "Stock Bonus" shall mean a bonus payable in shares of Company Stock granted pursuant to Section 9.

         (cc) "Subsidiary" and "Subsidiaries" shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of `subsidiary corporation' provided in Section 424(f) of the Code, or any successor thereto of similar import.

         (dd) "Ten Percent Stockholder" shall mean a Grantee who owns (within the meaning of Section 422(b)(6) of the Code, after the application of the attribution rules in Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Company, or its Parent or Subsidiary corporations.

         (ee) "Vesting Date" shall mean the date established by the Committee on which Restricted Stock or Phantom Stock may vest.

3.       ADMINISTRATION

         (a) Procedure. The Plan shall be administered by the Board. In the alternative, the Board may appoint a Committee consisting of not less than two members of the Board to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. The members of the Committee shall be both "non-employee directors" within the meaning of Rule 16b-3 and, to the extent that the Board has resolved to take actions necessary to enable compensation arising with respect to Awards under the Plan to constitute performance-based compensation for purposes of
Section 162(m) of the Code, "outside directors" within the meaning of Section 162(m) of the Code. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. The Board or the Committee may delegate to senior management of the Company authority to make grants of Awards to employees of the Company who are not executive officers or directors of the Company. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan. In the event that the Board is the administrator of the Plan in lieu of a Committee, the term "Committee" as used herein shall be deemed to mean the Board.

         The Committee shall meet at such times and places and upon such notice as it may determine. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all of the members of the Committee shall be valid acts of the Committee.

         Members of the Board or the Committee who are either eligible for Awards or have been granted Awards may vote on any matters affecting the administration of the Plan or the grant of Awards pursuant to the Plan, except that no such member shall act upon the granting of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of an Award to him or her.

         (b) Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Award Agreements evidencing such Awards and establish programs for granting Awards. The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:

         (i) determine the eligible persons to whom, and the time or times at which, Awards shall be granted;

         (ii)     determine the types of Awards to be granted;

         (iii)    determine the number of shares to be covered by each Award;

         (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate;

         (v) modify, extend or renew outstanding Awards, accept the surrender of outstanding Awards and substitute new Awards;

         (vi) accelerate or otherwise change the time in which an Award may be exercised or become payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any Grantee's employment or service; and

         (vii) to establish objectives and conditions, if any, for earning the grant of an Award.

The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable and to interpret same, all within the Committee's sole and absolute discretion.

         (c) Limited Liability. To the maximum extent permitted by law, no member of the Board or Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

         (d) Indemnification. To the maximum extent permitted by law and the Company's charter or by-laws, the members of the Board and Committee shall be indemnified by the Company in respect of all their activities under the Plan.

         (e) Effect of Committee's Decision. All actions taken and decisions and determinations made by the Committee on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee of the Company, and their respective successors in interest.

4.       SHARES AVAILABLE FOR THE PLAN

         Subject to adjustments as provided in Section 13, the shares of stock that may be delivered or purchased with respect to Awards granted under the Plan, including with respect to Incentive Stock Options intended to qualify under Section 422 of the Code, shall not exceed an aggregate of 4,000,000 shares of Common Stock of the Company. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided below. No executive officer of the Company shall receive Awards within any 12-month period covering more than 4,000,000 shares of Common Stock If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares without the delivery of shares of Common Stock or other consideration, the shares subject to such Award shall thereafter be shares with respect to which further Awards may be granted under the Plan.

         In the event that the Committee shall determine that any reclassification, recapitalization, stock split, dividend or other distribution (whether in the form of cash, stock or other property), combination, merger, consolidation, spin-off, share exchange, repurchase or other similar corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan shall be adjusted to reflect such event, and the Committee shall make such adjustments as it deems appropriate and equitable in the number, kind and price of shares covered by outstanding Awards previously granted under the Plan, and in any other matters which relate to Awards and which are affected by the changes in the Common Stock referred to above; provided, however, that with respect to Incentive Stock Options, such adjustment shall be made in accordance with
Section 424(h) of the Code.

         The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in the preceding paragraph of this Section 4) affecting the Company, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

5.       PARTICIPATION

         Participation in the Plan shall be open to all employees, directors, officers and consultants of the Company, or of any Affiliate of the Company, as may be selected by the Committee from time to time. Notwithstanding the foregoing, participation in the Plan with respect to grants of Incentive Stock Options shall be limited to employees of the Company or of any Parent or Subsidiary of the Company.

         Awards may be granted to such eligible persons and for such number of shares of Common Stock as the Committee shall determine, subject to the limitations in Section 4. A grant of any type of Award made in any one year to an eligible person shall neither guarantee nor preclude a further grant of that or any other type of Award to such person in that year or subsequent years.

6.       STOCK OPTIONS

         Subject to the other applicable provisions of the Plan, the Committee may from time to time grant to eligible participants Awards of Incentive Stock Options or Non-Qualified Stock Options. In addition to such terms and conditions as may not inconsistent with the terms of the Plan and shall be set forth in the applicable Award Agreement, Options shall be subject to the following terms and conditions.

         (a) Grant of Option. The grant of an Option shall be evidenced by a Award Agreement, executed by the Company and the Grantee, stating the number of shares of Common Stock subject to the Option evidenced thereby and the terms and conditions of such Option, in such form as the Committee may from time to time determine.

         (b) Price. The price per share payable upon the exercise of each Option ("exercise price") shall be determined by the Committee in its discretion; provided, however, that in the case of Incentive Stock Options, the exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date.

         (c) Term and Exercisability. Unless otherwise determined by the Committee at the time of grant, the term of each Option shall be no longer than 10 years from the Grant Date; provided, however, that in the case of Incentive Stock Options, the term of such option shall not exceed 10 years from the Grant Date. Unless earlier terminated pursuant to the provisions of the Plan or the Award Agreement, each Option shall become vested in accordance with the vesting schedule specified in the Award Agreement, which vesting schedule shall be determined by the Committee in its discretion.

         (d) Payment. Options may be exercised in whole or in part by payment of the exercise price of the shares to be acquired in accordance with the provisions of the Award Agreement, or such rules and regulations as the Committee may have prescribed, or such determinations, orders, or decisions as the Committee may have made. Payment may be made by one or a combination of the following methods: (i) in cash (or cash equivalents acceptable to the Committee); (ii) the surrender of previously acquired shares of Common Stock having a Fair Market Value less than or equal to the aggregate exercise price, which shares shall have been held by the Grantee for at least six months prior to the date of such surrender; (iii) if so determined by the Committee as of the Grant Date and set forth in the applicable Award Agreement, authorization for the Company to withhold a number of shares otherwise payable pursuant to the exercise of an Option having a Fair market Value less than or equal to the aggregate exercise price; or (iv) by delivery of a properly executed exercise notice, together with irrevocable instructions: (1) to a brokerage firm designated by the Grantee and approved by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (2) to the Company to deliver the certificates for such purchased shares directly to such brokerage firm. The Committee may, in its sole discretion, authorize the Company to make or guarantee loans to Grantees to assist Grantees in exercising Options.

         (e) Exercise of Options Following Termination of Employment or Service Relationship. Subject to Section 6(f) (with respect to Incentive Stock Options) and unless otherwise determined by the Committee in its discretion, Options shall be subject to the following conditions with respect to their post-termination exercisability.

                  (i) Following Termination of Employment or Service Relationship for Reasons Other Than Death, Disability or Retirement. Unless otherwise determined by the Committee in its sole discretion, the vested portion of any then outstanding Option held by such Grantee shall remain exercisable for 90 days after the date the Grantee is no longer employed by, nor in a service relationship with, the Company and its affiliates for any reason other than the Grantee's death, Disability, or Retirement, following which period the Option shall terminate. Notwithstanding the foregoing, a Grantee's Options shall terminate in their entirety, whether or not vested, upon termination of the employment or service relationship of the Grantee by the Company or an affiliate for Cause.

                  (ii) Following Grantee's Death. Unless otherwise determined by the Committee in its sole discretion, following a Grantee's death such Grantee's executor, personal representative, or the person to whom an Option shall have been transferred by will or the laws of descent and distribution, as the case may be, may exercise the vested portion of any then outstanding Option transferred to such individual for one year; provided, that the Committee may, in its sole discretion, provide that an Option granted to a non-employee director may remain exercisable following such director's death for up to three years if so determined by the Committee as of the Grant Date and set forth in the applicable Award Agreement.

                  (iii) Following Termination of Employment or Service Relationship by Reason of Disability or Retirement. Unless otherwise determined by the Committee in its sole discretion, in the event that a Grantee ceases, by reason of Disability or Retirement, to be an employee of or in a service relationship with the Company or an Affiliate, the vested portion of an outstanding Option then held by such Grantee may be exercised in whole or in part at any time within one year after the date of Disability or Retirement, as the case may be, following which period the Option shall terminate.

                  (iv) Notwithstanding anything to the contrary in the Plan, no Option shall remain exercisable beyond the original term of such Option, as stated in the Award Agreement evidencing such Option.

         (f) Restrictions on Incentive Stock Options. Incentive Stock Options granted under the Plan shall comply in all respects with Section 422 of the Code and, as such, shall meet the following additional requirements:

                  (i) Designation. No Option shall be an Incentive Stock Option unless so designated by the Committee at the time of grant in the Award Agreement.

                  (ii) Exercise Price and Term. The exercise price per share of an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date, and the term of such Option shall not exceed ten years; provided, however, that the exercise price of any Incentive Stock Option granted to a Ten Percent Stockholder shall be not less than 110% of the Fair Market Value of the Common Stock on the Grant Date, and the term of such Option shall not exceed five years.

                  (iii) Limitation on Shares. The aggregate Fair Market Value (determined as of the Grant Date) of shares of Common Stock with respect to which any Incentive Stock Options first become exercisable by a Grantee in any calendar year under this or any other plan of the Company and its Parent and Subsidiary corporations may not exceed $100,000 or such other amount as may be permitted from time to time under Section 422 of the Code. To the extent that such aggregate Fair Market Value shall exceed $100,000, or other applicable amount, such Options shall be treated as Non-Qualified Stock Options. In such case, the Company may designate the shares of Common Stock that are to be treated as stock acquired pursuant to the exercise of an Incentive Stock Option by issuing a separate certificate for such shares and identifying the certificate as Incentive Stock Option shares in the stock transfer records of the Company.

                  (iv) Grantee. Incentive Stock Options shall only be issued to employees of the Company, or of a Parent or Subsidiary of the Company.

                  (v) Tandem Awards Prohibited. An Incentive Stock Option may not be granted in tandem with any other Award in such a manner that the exercise of one affects a Grantee's right under the other.

                  (vi)     Post-Termination Exercisability.

                           (1) In the event that the employment of a Grantee with the Company and its Affiliates is terminated for Cause, all outstanding Incentive Stock Options held by such Grantee, whether or not vested, shall be immediately forfeited and cancelled as of the effective date of such termination.

                           (2) In the event that the employment of a Grantee with the Company and its Affiliates is terminated due to such Grantee's Disability, all outstanding Incentive Stock Options held by such Grantee (or such Grantee's beneficiary, if applicable) may be exercised, to the extent exercisable at the effective date of such termination, for a period not to exceed one year following the effective date of such termination.

                           (3) In the event that the employment of a Grantee is terminated for any other reason, all outstanding Incentive Stock Options held by such Grantee may be exercised, to the extent exercisable at the effective date of such termination, for a period not to exceed three months following the effective date of such termination.

         (g) Outside Director Program. Outside Directors shall be entitled to grants of Options under the terms and conditions set forth in this Section 6(g) and otherwise in accordance with the terms and conditions of the Plan.

                  (i) Identification of Options. Each Option granted under this Section 6(g) shall be designated a Non-Qualified Stock Option in the Award Agreement evidencing such Option.

                  (ii) Grant Upon Election or Appointment. As of the date of the initial election or appointment to the Board of an Outside Director who is a beneficial owner or represents an organization that is a beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of less than five percent (5%) of the combined voting power of the Company (such date, the "Initial Grant Date"), such Director shall be granted, without further action on the part of the Board or the Committee, an Option to purchase a number of whole shares of Common Stock calculated by dividing $66,000 by one-third of the Grant Value of the Common Stock, calculated as of the Initial Grant Date and rounded to the nearest whole share.

                  (iii) Annual Grants. Immediately following each annual meeting of the Company's stockholders (the "Annual Grant Date"), each Outside Director then serving shall be granted, without further action on the part of the Board or the Committee, an Option to purchase a number of whole shares of Common Stock, calculated by dividing $22,000 by one-third of the Grant Value of the Common Stock, calculated as of such date and rounded to the nearest whole share; provided, however, that each such Director shall, prior to the Annual Grant Date, be given the opportunity to make the election provided for in Section 6(g)(vi).

                  (iv) For purposes of Section 6, "Grant Value" means (a) if the Common Stock is then traded on any national securities exchange or any automated quotation system, the average closing price rounded to three
                           (3) decimal places of the Common Stock for the five
                           (5) trading days immediately preceding the Initial Grant Date and/or the Annual Grant Date, as applicable, or (b) if the Common Stock is not then traded on any national securities exchange or any automated quotation system, the per share Fair Market Value of the Common Stock.

                  (v)      Term and Exercise of Options.

                           (1) Each Option granted under this Section 6(g) shall have a term of ten years.

                           (2) Each Option granted under this Section 6(g) shall become cumulatively exercisable with respect to twenty-five percent (25%) of the shares covered thereby on each of the following dates: (1) the date which is three months following the Initial Grant Date or Annual Grant Date, as applicable; (2) the date which is six months following the Initial Grant Date or Annual Grant Date, as applicable; (3) the date which is nine months following the Initial Grant Date or Annual Grant Date, as applicable; and (4) the first anniversary of the Initial Grant Date or Annual Grant Date, as applicable.

                           (3) Each Option granted under this Section 6(g) may be exercised, in whole or in part, with respect to whole shares of Common Stock, to the extent then exercisable.

                           (4) Each Option granted under this Section 6(g) shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary. Such notice shall be accompanied by the applicable Award Agreement, shall specify the number of whole shares of Common Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Grantee or other person then having the right to exercise the Option. The methods of payment with respect to the exercise price of Options granted under this Section 6(g) shall be consistent with Section 6(d).

                  (vi) Annual Grant Election. Prior to the Annual Grant Date, each Outside Director may elect, subject to his or her receiving the grant provided in Section 6(g)(iii), to receive as of the Annual Grant Date, in lieu of the Option described in Section 6(g)(iii), a grant of a number of shares of Restricted Stock calculated by dividing $22,000 by the Grant Value of the Common Stock as of the Annual Grant Date. The Award Agreement evidencing such grant of Restricted Stock shall provide that the restrictions (as determined in accordance with Section 7) applicable to such Award shall cumulatively lapse with respect to twenty-five percent (25%) of the shares covered thereby on each of the following dates: (1) the date which is three months following the Annual Grant Date; (2) the date which is six months following the Annual Grant Date; (3) the date which is nine months following the Annual Grant Date; and (4) the first anniversary of the Annual Grant Date.

         (h) Exercise Prior to Vesting. The Committee may in its sole discretion provide at the time of grant of any Option that the Grantee may elect at any time during both (1) the term of such Option and (2) the period during which such Grantee is employed by or providing services to the Company or any of its Affiliates, that the Grantee may exercise all or any portion of such Option, including the unvested portion of such Option; provided, however, that

                  (i) a partial exercise of such Option shall be deemed to cover first vested shares and then the earliest vesting installment of unvested shares;

                  (ii) any shares so purchased from installments which have not vested as of the date of exercise shall be subject to a repurchase option in favor of the Company, the terms of which shall be set forth in the Award Agreement evidencing such Option;

                  (iii) the Grantee shall enter into a form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

                  (iv) if such Option is an Incentive Stock Option, then, the maximum vesting provisions of Section 6(f)(iii) shall continue to apply with respect to such shares.

         (i) Restrictions on Transfer. The Committee may in its sole discretion provide at the time of grant of any Option that, upon its exercise, the shares of Common Stock to be issued to the Grantee shall be subject to such restrictions on transfer as the Committee may determine are advisable.

7.       RESTRICTED STOCK

         (a) Issue Date and Vesting Date. At the time of the grant of an Award of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Issue Date and/or Vesting Date for each class. If the Grantee is employed by or providing services to the Company on an Issue Date (which may be the Grant Date), the specified number of shares of Restricted Stock shall be issued in accordance with the provisions of Section 7(e). Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 7(b) are satisfied, and except as provided in Section 7(g), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 7(c) shall lapse.

         (b) Conditions to Vesting. At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate.

         (c) Restrictions on Transfer Prior to Vesting. Prior to the vesting of a share of Restricted Stock, no transfer of a Grantee's rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Grantee.

         (d) Dividends on Restricted Stock. The Committee in its discretion may require that any dividends paid on shares of Restricted Stock be held in escrow until all restrictions on such shares have lapsed.

         (e) Issuance of Certificates.

                  (i) Reasonably promptly after the Issue Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Grantee to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

                           THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE PROVISIONS AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE 2001 STOCK INCENTIVE PLAN OF LENDINGTREE, INC. AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND THE COMPANY. A COPY OF THE PLAN AND AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE COMPANY, 11115 RUSHMORE DRIVE, CHARLOTTE, NC 28277.

                           Such legend shall not be removed until such shares vest pursuant to the terms hereof.

                  (ii) Each certificate issued pursuant to this Section 7(e), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company unless the Committee determines otherwise.

         (f) Consequences of Vesting. Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 7(c) shall lapse with respect to such share. Reasonably promptly after a share of Restricted Stock vests, the Company shall cause to be delivered to the Grantee to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Section 7(e).

         (g) Effect of Termination of Employment. Subject to such other provision as the Committee may set forth in the applicable Agreement, and to the Committee's amendment authority pursuant to Section 15, upon the termination of a Grantee's employment for any reason, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Grantee and transferred to, and reacquired by, the Company. In the event of a forfeiture of shares pursuant to this Section 7(g), the Company shall repay to the Grantee (or the Grantee's estate) any amount paid by the Grantee for such shares. In the event that the Company requires a return of shares, it shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

         (h) Special Provisions Regarding Restricted Stock. Notwithstanding anything to the contrary contained herein, Restricted Stock granted pursuant to this Section 7 may be based on the attainment of Performance Goals. Such shares of Restricted Stock shall be released from restrictions only after the attainment of such Performance Goals has been certified by the Committee.

8.       PHANTOM STOCK

         (a) Vesting Date. At the time of the grant of shares of Phantom Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 8(c) are satisfied, and except as provided in Section 8(d), upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

         (b) Benefit Upon Vesting. Upon the vesting of a share of Phantom Stock, the Grantee shall be entitled to receive, within 30 days of the date on which such share vests, an amount, in cash and/or shares of Common Stock, as determined by the Committee, equal to the sum of (i) the Fair Market Value of a share of Common Stock on the date on which such share of Phantom Stock vests and
(ii) the aggregate amount of cash dividends paid with respect to a share of Common Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

         (c) Conditions to Vesting. At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate.

         (d) Effect of Termination of Employment. Subject to such other provision as the Committee may set forth in the applicable Agreement, and to the Committee's amendment authority pursuant to Section 15, shares of Phantom Stock that have not vested, together with any dividends credited on such shares, shall be forfeited upon the Grantee's termination of employment for any reason.

         (e) Special Provisions Regarding Awards. Notwithstanding anything to the contrary contained herein, the vesting of Phantom Stock granted pursuant to this Section 8 may be based on the attainment by the Company of one or more Performance Goals. No payment in respect of any such Phantom Stock award will be paid until the attainment of the respective Performance Goals have been certified by the Committee.

9.       STOCK BONUSES

         In the event that the Committee grants a Stock Bonus, a certificate for the shares of Common Stock comprising such Stock Bonus shall be issued in the name of the Grantee to whom such Award was granted and delivered to such Grantee as soon as practicable after the date on which such Stock Bonus is payable.

10.      OTHER STOCK-BASED AWARDS

         Other forms of Awards ("Other Stock-Based Awards") valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock-Based Awards shall be granted, the number of shares of Common Stock to be granted pursuant to such Other Stock-Based Awards and all other conditions of such Other Stock-Based Awards.

11.      WITHHOLDING OF TAXES

         The Company may require, as a condition to the exercise of any Option under the Plan or the delivery of certificates for shares issued or payments of cash to a Grantee pursuant to the Plan or an Award Agreement (hereinafter collectively referred to as a "taxable event"), that the Grantee pay to the Company in cash any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Plan. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Plan, or to retain or sell without notice a sufficient number of the shares to be issued to such Grantee to cover any such taxes. If shares of Common Stock are to be withheld by the Company from shares of Common Stock otherwise to be issued upon the exercise of an Option or in satisfaction or settlement of any Award, for purposes of satisfying withholding tax obligations, the number of shares to be so withheld shall be calculated using the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the taxable event then applicable to such Award. The Committee may, in its sole discretion, authorize the Company to make or guarantee loans to Grantees to assist Grantees in satisfying such withholding obligation.

12.      TRANSFERABILITY

         Except as otherwise determined by the Committee, and in any event in the case of an Incentive Stock Option, no Award granted under the Plan shall be transferable by a Grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Committee in accord with the provisions of the immediately preceding sentence, an Option may be exercised during the lifetime of the Grantee, only by the Grantee or, during the period the Grantee is under a legal disability, by the Grantee's guardian or legal representative.

13.      CHANGE IN CONTROL

         In the event of a Change in Control, 50% of the time-vesting portion of any outstanding Award (i.e., that portion of an Award that vests or becomes exercisable only through the passage of time and is not subject to any Performance Goal) that is not then vested and/or exercisable shall become immediately vested and/or exercisable. In addition to the acceleration provided for in the immediately preceding sentence, the Committee may, in its sole discretion, provide that all or any part of the remaining portion of an outstanding Award that is not then vested and/or exercisable shall become immediately vested and/or exercisable.

14.      TERMINATION AND MODIFICATION OF THE PLAN

         The Board, without further approval of the stockholders, may modify or terminate the Plan or any portion thereof at any time, except that no modification shall become effective without prior approval of the stockholders of the Company if stockholder approval is necessary to comply with any tax or regulatory requirement or rule of any exchange or listing or quotation system established by the National Association of Securities Dealers, Inc. ("NASDAQ System") upon which the Common Stock is listed or quoted; including for this purpose stockholder approval that is required to enable the Committee to grant Incentive Stock Options pursuant to the Plan or to qualify compensation paid under the plan as "performance based compensation" within the meaning of Section 162(m) of the Code.

         The Committee shall be authorized to make minor or administrative modifications to the Plan as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Company or that may be authorized or made desirable by such laws. The Committee may amend or modify any outstanding Award in any manner to the extent that the Committee would have had the authority to make such Award as so modified or amended.

15.      NON-GUARANTEE OF EMPLOYMENT OR SERVICE

         Nothing in the Plan or in any Award Agreement thereunder shall confer any right on an employee, director, or consultant to continue in the employ or service of the Company or shall interfere in any way with the right of the Company to terminate an employee or sever any service relationship of an individual at any time.

16.      TERMINATION OF EMPLOYMENT

         For purposes of maintaining a Grantee's continuous status as an employee and accrual of rights under any Award granted pursuant to the Plan, transfer of an employee among the Company and the Company's affiliates shall not be considered a termination of employment with the employer.

17.      WRITTEN AGREEMENT

         Each Award Agreement entered into between the Company and a Grantee with respect to an Award granted under the Plan shall incorporate the terms of this Plan and shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

18.      NON-UNIFORM DETERMINATIONS

         The Committee's determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

19.      APPLICATION OF FUNDS

         The proceeds received by the Company from the sale of Common Stock pursuant to Awards granted under the Plan will be used for general corporate purposes.

20.      LISTING AND REGISTRATION

         If the Company determines that the listing, registration or qualification upon any securities exchange or upon any NASDAQ System or under any law, of shares subject to any Award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of shares thereunder, no such Award may be exercised in whole or in part, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Company.

21.      COMPLIANCE WITH SECURITIES LAW

         Common Stock shall not be issued with respect to an Award granted under the Plan unless the issuance and delivery of share certificates for such Common Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any national securities exchange or NASDAQ System upon which the Common Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance to the extent such approval is sought by the Committee. All certificates for Common Stock delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or NASDAQ System upon which such securities are then listed or quoted, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

22.      NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS

         Nothing contained in the Plan shall prevent the Company or its Parent or any of its Subsidiaries from adopting or continuing in effect other compensation arrangements (whether such arrangements be generally applicable or applicable only in specific cases) as the Committee in its discretion determines desirable, including without limitation the granting of stock-based incentive awards otherwise than under the Plan.

23.      NO TRUST OR FUND CREATED

         Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Grantee or any other person. To the extent that any Grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

24.      GOVERNING LAW

         The validity, construction and effect of the Plan, of Award Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Board or Committee relating to the Plan or such Award Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of North Carolina, without regard to its conflict of laws rules and principles.

25.      PLAN SUBJECT TO CHARTER AND BY-LAWS

         This Plan is subject to the Charter and By-Laws of the Company, as they may be amended from time to time.

26.      EFFECTIVE DATE; TERMINATION DATE

         The Plan, as amended and restated, is effective as of the date on which the Plan is approved by the Board, or such other date as the Board may specify as the effective date, subject to approval of the stockholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.